EXHIBIT 10.10


                               EXCHANGE AGREEMENT

THIS AGREEMENT is made and entered into as of the 29th day of January, 1997, by and between ITI Technologies, Inc., a Delaware corporation (the "CORPORATION"), and Name (the "EMPLOYEE").

                                   BACKGROUND

FIRST. The Corporation previously awarded certain Series C Stock Options to the Employee during the period beginning April 19, 1994, and ending December 31, 1996, pursuant to the ITI Technologies, Inc. Long-Term Stock Incentive Plan
(1992) (the "STOCK INCENTIVE PLAN"), and subject to the terms and conditions contained in one or more Employee Stock Option Agreements (the "SUBJECT OPTION AGREEMENTS") (such options are referred to in this Agreement as the "OLD OPTIONS").

SECOND. The Board of Directors of the Corporation has determined that it is in the best interest of the Corporation to offer each employee of the Corporation or its subsidiaries as of January 28, 1997, who holds unexercised Series C Stock Options that were issued during the period beginning April 19, 1994, and ending December 31, 1996, an exchange of all such options for new options in the identical number, but with a new exercise price equal to Sixteen and 50/100 Dollars ($16.50), and with five (5) year vesting starting over as of January 28, 1997.

THIRD. The Employee desires to exchange his or her Old Options for such new stock options.

NOW, THEREFORE, THE CORPORATION AND THE EMPLOYEE AGREE AS FOLLOWS:

1. The Employee hereby agrees to surrender for cancellation the Subject Option Agreements by and between the Employee and the Corporation and any and all rights thereunder in exchange for options to purchase common stock of the Corporation in accordance with the terms and conditions contained in the Employee Stock Option Agreement dated January 28, 1997, attached hereto (the "NEW OPTION AGREEMENT").

2. The Employee acknowledges and agrees that the New Option Agreement differs from the Subject Option Agreements by, among other things, (i) STARTING FIVE (5) YEAR VESTING OVER AS OF JANUARY 28, 1997; and (ii) PROVIDING THAT ANY VESTED OPTIONS (AS THAT TERM IS DEFIED IN THE NEW OPTION AGREEMENT) MUST BE EXERCISED WITHIN NINETY (90) DAYS OF TERMINATION OF EMPLOYMENT FOR ANY REASON.

3. The Employee acknowledges and represents that the Employee has (i) read the New Option Agreement and understands its terms; (ii) received adequate opportunity to read and consider this Agreement; and (iii) determined to execute this Agreement of his or her own free will.

4. The laws of the State of New York shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under applicable principles of conflicts of laws.

IN WITNESS WHEREOF, the Corporation, by its duly authorized officer, and the Employee have executed this Agreement in duplicate as of the day and year first written above.

EMPLOYEE                                 ITI TECHNOLOGIES, INC.

_________________________________        By:
Name                                         Charles A. Durant, Secretary